EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors

Elan Corporation, plc

We consent to incorporation by reference in the Registration Statements Nos., 333-64110, 333-18051 and 33-50904 on Form S-8 and Registration Statement Nos. 333-101898, 333-67506, 333-58269, 333-46117, 333-32093, 333-1535 and 333-30818
on Form S-3 of Enzon Pharmaceuticals, Inc. of our report dated November 22, 2002 with respect to the statements of assets to be sold of The Abelcet Product Line of Elan Corporation, plc as of September 27, 2002 and December 31, 2001, and the related statements of revenues and expenses for the period from January 1, 2002 to September 27, 2002, the year ended December 31, 2001, the period from May 13, 2000 to December 31, 2000, and the period from January 1, 2000 to May 12, 2000, which report appears in the Form 8-K/A of Enzon Pharmaceuticals, Inc. dated February 7, 2003. Our report on the aforementioned statements refers to the adoption by Elan Corporation, plc of Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets."

/s/ KPMG

KPMG

Chartered Accountants

Dublin, Ireland

February 7, 2003